                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 7, 2003
                                                         ----------------


                               Jarden Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                   0-21052                                  35-1828377
-------------------------------------------------------------------------------------------------------------------------------
     (State or other jurisdiction of                (Commission File Number)             (IRS Employer Identification No.)
              incorporation)

555 Theodore Fremd Avenue, Rye, New York                                                                                 10580
---------------------------------------------------------------- --------------------------------------------------------------
(Address of principal executive offices)                                                                            (Zip Code)

        Registrant's telephone number, including area code (914) 967-9400
                                                           --------------


             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

         We hereby amend the Current Report on Form 8-K filed on February 14, 2003 by replacing Item 7 in its entirety as follows:

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)  Financial Statements of Business Acquired.

         Audited consolidated balance sheet of Diamond Brands as of December 31, 2002 and related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2002. See "Index to Financial Statements."

         (b)  Pro Forma Financial Information.

         Unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 and related condensed consolidated statement of operations for the year ended December 31, 2002 of Jarden Corporation which gives effect to the acquisitions of Tilia International, Inc. and its subsidiaries and Diamond Brands as if they had occurred on January 1, 2002. See "Index to Financial Statements."

         (c) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit       Description
-------       -----------
10.1          Asset Purchase Agreement, dated as of November 27, 2002, by and among Jarden Corporation ("Jarden"), Diamond Brands, Incorporated,
              Diamond Brands Operating Corp., Forster, Inc. and Diamond Brands
              Kansas, Inc. (1)

10.2          Credit Agreement, dated as of April 24, 2002, among Jarden, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and
              L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication
              Agent, National City Bank of Indiana, as Documentation Agent, and
              the other Lenders party thereto, including The Bank of New York,
              Fleet National Bank, Harris Trust and Savings Bank, U.S. Bank
              National Association, Allfirst Bank, Transamerica Business Capital
              Corporation, and Union Federal Bank of Indianapolis (filed as
              Exhibit 10.1 to Jarden's Current Report on Form 8-K filed with the
              Commission on May 9, 2002, and incorporated herein by reference).
              (1)

10.3          Guaranty Agreement, dated as of April 24, 2002, by Alltrista
              Newco Corporation, Alltrista Plastics Corporation, Alltrista
              Unimark, Inc., Alltrista Zinc Products, L.P., Caspers Tin Plate
              Company, Hearthmark, Inc., Lafayette Steel & Aluminum
              Corporation, LumenX Corporation, Penn Video, Inc., Quoin
              Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia
              International, Inc., TriEnda Corporation, and Unimark Plastics,
              Inc. to Bank of America, NA., as Administrative Agent (filed as
              Exhibit 10.2 to Jarden's Current Report on Form 8-K filed with the Commission on May 9, 2002, and incorporated herein by reference). (1)

10.4          Security Agreement, dated as of April 24, 2002, among Jarden,
              Alltrista Newco Corporation, Alltrista Plastics Corporation,
              Alltrista Unimark, Inc., Alltrista Zinc Products, L.P., Caspers
              Tin Plate Company, Hearthmark, Inc., Lafayette Steel & Aluminum
              Corporation, LumenX Corporation, Penn Video, Inc., Quoin
              Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia
              International, Inc., TriEnda Corporation, and Unimark Plastics,
              Inc. and Bank of America, N.A., as Administrative Agent (filed as
              Exhibit 10.3 to Jarden's Current Report on Form 8-K filed with the Commission on May 9, 2002, and incorporated herein by reference). (1)




Exhibit       Description
-------       -----------
10.5          Intellectual Property Security Agreement, dated as of April 24,
              2002, among Jarden, Alltrista Newco Corporation, Alltrista
              Plastics Corporation, Alltrista Unimark, Inc., Alltrista Zinc
              Products, L.P., Caspers Tin Plate Company, Hearthmark, Inc.,
              Lafayette Steel & Aluminum Corporation, LumenX Corporation, Penn
              Video, Inc., Quoin Corporation, Tilia, Inc., Tilia Direct, Inc.,
              Tilia International, Inc., TriEnda Corporation, and Unimark
              Plastics, Inc. and Bank of America, N.A., as Administrative Agent
              (filed as Exhibit 10.4 to Jarden's Current Report on Form 8-K filed with the Commission on May 9, 2002, and incorporated herein by reference). (1)

10.6          Securities Pledge Agreement, dated as of April 24, 2002, among
              Jarden, Quoin Corporation, Alltrista Newco Corporation, Caspers
              Tin Plate Company, and Bank of America, NA., as Administrative
              Agent (filed as Exhibit 10.5 to Jarden's Current Report on Form
              8-K filed with the Commission on May 9, 2002, and incorporated herein by reference). (1)

10.7 Consent, Waiver and Amendment No. 1 to Credit Agreement, dated as of September 18, 2002, among Jarden Corporation, Alltrista Newco
              Corporation, Alltrista Plastics Corporation, Alltrista Zinc
              Products, L.P., Hearthmark, Inc., Quoin Corporation, Tilia, Inc.,
              Tilia Direct, Inc., Tilia International, Inc., TriEnda
              Corporation, and Unimark Plastics, Inc. Bank of America, N.A., as
              Administrative Agent and Lender, and the other lenders party thereto. (1)

10.8          Amendment No. 2 to Credit Agreement and Amendment No. 1 to
              Security Agreement, dated as of September 27, 2002, among Jarden
              Corporation, Alltrista Newco Corporation, Alltrista Plastics
              Corporation, Alltrista Zinc Products, L.P., Hearthmark, Inc.,
              Quoin Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia
              International, Inc., TriEnda Corporation, and Unimark Plastics,
              Inc., Bank of America, N.A., as Administrative Agent and Lender, and the other lenders party thereto. (1)

10.9          Amendment No. 3 to Credit Agreement and Waiver, dated as of
              January 31, 2003, among Jarden Corporation, Alltrista Newco
              Corporation, Alltrista Plastics Corporation, Alltrista Zinc
              Products, L.P., Hearthmark, Inc., Quoin Corporation, Tilia, Inc.,
              Tilia Direct, Inc., Tilia International, Inc., TriEnda
              Corporation, and Unimark Plastics, Inc., Bank of America, N.A., as
              Administrative Agent and Lender, and the other lenders party thereto. (1)

23.1          Consent of Ernst & Young LLP. (2)

99.1          Section entitled "Technical Modification to Joint Plan of
              Reorganization" from the Findings of Fact, Conclusions of Law and Order Confirming Joint Plan of Reorganization of Diamond Brands
              Operating Corp. and its Debtor Affiliates Proposed by the Debtors and Jarden Corporation by the Honorable Randall J. Newsome on
              January 29, 2003, in connection with case No. 01-1825 (RJN), a
              Chapter 11 case captioned "In re: Diamond Brands Operating Corp., et al., Debtors" filed in the United States Bankruptcy Court for the District of Delaware. (1)

99.2          Press Release of Jarden Corporation, dated February 7, 2003. (1)

(1) Incorporated by reference to the Form 8-K filed by Jarden Corporation on February 14, 2003.
(2) Filed herewith.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 6, 2003

                                                  JARDEN CORPORATION


                                             By: /s/ Desiree DeStefano
                                                 ------------------------
                                                 Name: Desiree DeStefano
                                                 Title:   Senior Vice President

                          INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Report of Independent Auditors............................................  F-1
Consolidated Balance Sheet as of December 31, 2002........................  F-2
Consolidated Statement of Operations
for the Year Ended December 31, 2002......................................  F-3
Consolidated Statement of Stockholders' Deficit
for the Year Ended December 31, 2002......................................  F-4
Consolidated Statement of Cash Flows
for the Year Ended December 31, 2002......................................  F-5
Notes to Consolidated Financial Statements................................  F-6

Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Balance Sheet as of December 31, 2002.................  F-24
Unaudited Pro Forma Statement of Operations
for the Year Ended December 31, 2002......................................  F-25
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..  F-26

                         Report of Independent Auditors

Diamond Brands Incorporated

We have audited the accompanying consolidated balance sheet of Diamond Brands Incorporated and Subsidiaries (Debtor-in-Possession) as of December 31, 2002, and the related consolidated statement of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Brands Incorporated and Subsidiaries (Debtor-in-Possession) as of December 31, 2002, and the result of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 7, 2003

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

                           Consolidated Balance Sheet
               (In Thousands, Except Share and Per Share Amounts)

                                December 31, 2002

ASSETS
Current assets:
   Cash and cash equivalents                                                                 $  18,910
   Restricted cash                                                                                 150
   Accounts receivable, net of allowance of $964                                                12,087
   Inventories                                                                                  11,892
   Prepaid expenses and other current assets                                                     2,017
                                                                                        -------------------
Total current assets                                                                            45,056

Property, plant, and equipment:
   Land                                                                                            559
   Buildings and improvements                                                                    7,148
   Machinery and equipment                                                                      35,584
                                                                                        -------------------
                                                                                                43,291
   Less accumulated depreciation                                                               (26,080)
                                                                                        -------------------
Property, plant, and equipment, net                                                             17,211

Goodwill                                                                                        22,941
Deferred financing costs and other assets, net                                                   1,142
                                                                                        -------------------
Total assets                                                                                 $  86,350
                                                                                        ===================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Debt (Note 6)                                                                             $  84,050
   Accounts payable                                                                              3,768
   Accrued interest                                                                                839
   Other accrued liabilities                                                                     8,816
                                                                                        -------------------
Total current liabilities                                                                       97,473

Postretirement benefit obligations                                                               1,865
Liabilities subject to compromise (Note 2)                                                     148,310
                                                                                        -------------------
Total liabilities                                                                              247,648

Commitments and contingencies (Note 10)

Redeemable preferred stock, $0.01 par value:
   Authorized shares - 1,000,000
   Issued and outstanding shares - 47,000, net of subscription receivable of $867               51,111

Stockholders' deficit:
   Common stock, $0.01 par value:
     Authorized shares - 50,000,000
     Issued and outstanding shares - 1,481,258                                                      15
   Additional paid-in capital                                                                   11,946
   Accumulated deficit                                                                        (222,513)
   Accumulated other comprehensive loss (Notes 4 and 8)                                         (1,857)
                                                                                        -------------------
Total stockholders' deficit                                                                   (212,409)
                                                                                        -------------------
Total liabilities and stockholders' deficit                                                  $  86,350
                                                                                        ===================


See accompanying notes.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

                      Consolidated Statement of Operations
                                 (In Thousands)

                          Year Ended December 31, 2002

Net sales                                                                                      $101,604

Cost and expenses:
   Cost of sales                                                                                 72,163
   Selling, general, and administrative expenses                                                 10,033
                                                                                        -------------------
Income before interest expense, reorganization costs, and provision
   for income taxes                                                                              19,408

Interest expense (contractual interest expense of $25,272 in 2002)                                9,182
                                                                                        -------------------
Income before reorganization costs and provision for income taxes                                10,226

Reorganization costs (Note 2)                                                                     4,565
                                                                                        -------------------
Income before provision for income taxes                                                          5,661
Provision for income taxes                                                                            -
                                                                                        -------------------
Net income applicable to common stock                                                        $    5,661
                                                                                        ===================


See accompanying notes.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

                 Consolidated Statement of Stockholders' Deficit
                      (In Thousands, Except Share Amounts)


                                          COMMON STOCK
                                    -------------------------- ADDITIONAL                    ACCUMULATED OTHER
                                       NUMBER        PAR        PAID-IN       ACCUMULATED      COMPREHENSIVE
                                      OF SHARES     VALUE       CAPITAL         DEFICIT            LOSS           TOTAL
                                    ----------------------------------------------------------------------------------------
Balance, January 1, 2002              1,481,258       $15        $11,946        $(228,174)         $(2,455)      $(218,668)
Net income                                    -         -              -            5,661                -           5,661
Change in market value of
  derivative instruments                      -         -              -                -            1,009           1,009
Excess of minimum pension
  liability over unrecognized
  prior service costs                         -         -              -                -             (411)           (411)
                                                                                                              --------------
Total comprehensive income                                                                                           6,259
                                    ----------------------------------------------------------------------------------------
Balance, December 31, 2002            1,481,258       $15        $11,946        $(222,513)         $(1,857)      $(212,409)
                                    ========================================================================================


See accompanying notes.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

                      Consolidated Statement of Cash Flows
                                 (In Thousands)

                          Year Ended December 31, 2002

OPERATING ACTIVITIES
Net income                                                                                    $  5,661
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                               2,754
     Reorganization costs                                                                        4,565
     Changes in operating assets and liabilities:
       Accounts receivable                                                                      (1,336)
       Inventories                                                                               1,308
       Prepaid expenses and other current assets                                                  (719)
       Accounts payable                                                                          1,800
       Accrued liabilities                                                                         675
       Other liabilities                                                                           402
                                                                                        -------------------
Net cash provided by operating activities before reorganization costs                           15,110
Net cash paid for reorganization costs                                                          (4,565)
                                                                                        -------------------
Net cash provided by operating activities                                                       10,545

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                                                     (1,812)
                                                                                        -------------------
Net cash used in investing activities                                                           (1,812)

FINANCING ACTIVITIES
Borrowings under revolving line of credit (post petition)                                        1,900
Increase in restricted cash                                                                       (150)
                                                                                        -------------------
Net cash provided by financing activities                                                        1,750
                                                                                        -------------------
Net increase in cash and cash equivalents                                                       10,483
Cash and cash equivalents, beginning of year                                                     8,427
                                                                                        -------------------
Cash and cash equivalents, end of year                                                         $18,910
                                                                                        ===================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year:
   Interest                                                                                   $  8,678
                                                                                        ===================


See accompanying notes.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

                   Notes to Consolidated Financial Statements

                                December 31, 2002

1. BASIS OF PRESENTATION AND BUSINESS DESCRIPTION

The accompanying consolidated financial statements include the accounts of Diamond Brands Incorporated (Holdings) and its wholly owned subsidiary, Diamond Brands Operating Corp. (Operating Corp.), and Operating Corp.'s wholly owned subsidiary, Forster Inc. (Forster), and Diamond Brands Kansas, Inc. (DBK) after elimination of all material intercompany balances and transactions. Holdings, Operating Corp., and its wholly owned subsidiary are referred to collectively as "the Company."

The Company is a manufacturer and marketer of a broad range of consumer products, including wooden matches and firestarters; plastic cutlery and straws; and toothpicks, clothespins, and wooden crafts. The Company's products are marketed primarily in the United States and Canada under the nationally recognized Diamond(R) and Forster(R) brand names. During 2002, one customer accounted for 24% of gross sales. As of December 31, 2002, this customer represented approximately 50% of trade accounts receivable.

2. PETITION FOR RELIEF UNDER CHAPTER 11

On March 31, 2001, the Company was unable to make a bank term loan payment of $1,250,000 that was due. As a result, the Company was out of compliance with the financial covenants contained in the credit agreement as discussed in Note 6 and the Company's revolving line of credit was no longer available. Without the ability to borrow on the line of credit, the Company was unable to pay $5,062,500 of interest due on April 15, 2001, relating to the senior subordinated notes. On May 22, 2001 (the Filing Date), the Company filed voluntary petitions for reorganization (the Filing) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court). The bankruptcy case numbers are 01-01825, 01-01826, 01-01827, and 01-01828. The consolidated financial statements of the Company have been presented in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the normal course of business.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


2. PETITION FOR RELIEF UNDER CHAPTER 11 (CONTINUED)

Under the Filing, certain claims against the Company in existence prior to the Filing Date were stayed while the Company continues to operate as a debtor-in-possession. These claims are reflected in the accompanying consolidated balance sheet as "liabilities subject to compromise." Additional claims (liabilities subject to compromise) may arise subsequent to the Filing Date resulting from the rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court of allowed claims for contingencies and other disputed amounts. Claims secured by the Company's assets also are stayed, although the holders of such claims have the right to petition the Bankruptcy Court for relief from the stay. Secured claims are secured primarily by liens on the Company's assets.

The principal categories and the balances of liabilities that have been reclassified in the accompanying consolidated balance sheet as liabilities subject to compromise are set forth below. These amounts may be subject to future adjustments depending upon Bankruptcy Court actions, further developments with respect to disputed claims, whether or not such claims are secured, and the value of any security interests securing such claims or other events. Liabilities subject to compromise as of December 31, 2002 consisted of the following (in thousands):

 Senior subordinated notes due 2008                                $100,000
 Senior subordinated debentures due 2009                             39,000
 Convertible debt due 2009                                           10,786
 Discount                                                            (8,210)
                                                              -----------------
 Debt subject to compromise                                         141,576

 Prepetition trade and other miscellaneous claims                       651
 Accrued interest                                                     6,083
                                                              -----------------
                                                                   $148,310
                                                              =================

The Company received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages. The Company has determined that there is insufficient collateral to cover the interest portion of scheduled payments on its prepetition debt obligations; therefore, the Company has discontinued accruing interest as of the Filing Date. The Company has discontinued preferred stock dividends and accretion as of the Filing Date.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


2. PETITION FOR RELIEF UNDER CHAPTER 11 (CONTINUED)

Concurrent with the Filing, the Company negotiated a new credit facility referred to as the Debtor-in-Possession Credit Agreement (the DIP Agreement) with its existing bank group, with Wells Fargo Bank, National Association as the agent bank. The DIP Agreement was approved by the Bankruptcy Court. The DIP Agreement provides for an $8,200,000 revolving credit line and also converted the prepetition secured bank debt (revolving line of credit and the term loan facilities) into debt under the DIP Agreement. On April 30, 2002, the DIP Agreement matured by its terms and all obligations under the DIP Agreement became immediately due and payable. The Company was able to obtain forbearance agreements that have been effectively extended through the effective date of the Plan of Reorganization. As of December 31, 2002, the Company has not borrowed additional amounts from the Agreement. The Company has paid all of the Agreement interest and fees as due monthly.

The Debtors' Disclosure Statement with Respect to Joint Plan of Reorganization of Diamond Brands Operating Corp. and Its Debtor Affiliates Proposed by the Debtors and Jarden Corporation (the Plan) was approved by the Bankruptcy Court on December 13, 2002. On December 17, 2002, the debtors and their Plan co-proponent, Jarden Corporation, filed the Plan. Modifications to the Plan were filed on January 24, 2003 and January 29, 2003. The Plan, as modified, was confirmed by order of the Bankruptcy Court on January 29, 2003. The effective date of the Plan was February 7, 2003.

The Plan included the sale of substantially all of the assets of the Company (the Sale). The proceeds of the Sale were allocated, in accordance with the Plan and the Confirmation Order, to pay allowed Debtor in Possession Facility Claims, allowed administrative claims, allowed priority tax claims, administrative tax claims arising as a result of the Sale, and, to the extent that funds are available after the payment of the claims mentioned above, to pay pro rata distributions to holders of allowed general unsecured claims.

The sale of substantially all of the assets of the Company for cash and, potentially, a distribution of Jarden Corporation common stock totaling approximately $92,000,000 was closed on February 7, 2003. Cash proceeds will be used to pay debt outstanding under the DIP Agreement, and allowed administrative claims, with any remaining consideration available to holders of allowed general unsecured claims.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)



2. PETITION FOR RELIEF UNDER CHAPTER 11 (CONTINUED)

REORGANIZATION COSTS

Reorganization costs under Chapter 11 are items of expense or income that are incurred or realized by the Company because it is in reorganization. These include, but are not limited to, professional fees and similar types of expenditures incurred directly relating to the Chapter 11 proceeds. Reorganization costs from the Filing Date through December 31, 2002 consisted of the following (in thousands):

   Professional fees                                               $  9,159
   Interest income                                                     (234)
   Retention bonuses (Note 8)                                           426
   Deferred financing costs                                           3,999
                                                             -------------------
                                                                    $13,350
                                                             ===================

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts and inventory obsolescence reserves. Ultimate results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of highly liquid investments with a maturity of three months or less at acquisition and are stated at cost, which approximates fair value. The Company has restricted cash of $150,000 in an account with US Bank.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet at December 31, 2002 for accounts receivable and accounts payable approximate fair value due to the short-term maturity of these financial instruments. As the interest rates on the revolving line of credit and term loan facilities are reset monthly based on current market rates, the carrying value of these financial instruments approximates fair value. Given the Company's bankruptcy status and the Plan of Reorganization, the prepetition senior subordinated notes and debentures and the convertible debt as of December 31, 2002 are presumed to have no fair value. The fair value of interest rate swap agreements is described in Note 4.

INVENTORIES

Inventories are stated at the lower of first-in, first-out or market and include materials, labor, and overhead.

Inventories consisted of the following as of December 31, 2002 (in thousands):

   Raw materials                                                   $  2,941
   Work-in-process                                                      320
   Finished goods                                                     8,631
                                                             -------------------
                                                                    $11,892
                                                             ===================

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line method over estimated useful lives of 5 to 29 years for buildings and improvements and 3 to 10 years for machinery and equipment. Maintenance and repairs are charged to expense as incurred. Depreciation expense was approximately $2,322,000 for the year ended December 31, 2002.

GOODWILL

Goodwill represents the excess of the purchase price of the fair value of the net assets acquired.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is no longer amortized but must be tested for impairment annually, or more often if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company performed an impairment test of goodwill under SFAS No. 142 using the fair value of assets and liabilities implicit in the Plan of Reorganization and determined that goodwill was not impaired.

REVENUE RECOGNITION

Revenue for products sold is recognized at the time of shipment.

COMPREHENSIVE INCOME

Comprehensive income reflects the change in equity of a business enterprise during the period from transactions and other events and circumstances from nonowner resources. For the Company, comprehensive income represents net income adjusted for the changes in the fair value of the derivative instrument and the minimum pension liability. The Company has chosen to disclose comprehensive income in the consolidated statement of stockholders' deficit.

4. ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company accounts for derivative instruments and hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met.

The Company had entered into an interest rate swap agreement with a financial institution that limits its exposure to interest rate volatility of its variable rate debt by effectively converting a portion of variable rate debt to fixed rate debt. As of December 31, 2002, the notional principal amount of this agreement totaled $40,000,000, with a fixed LIBOR rate of 5.98%. Notional amounts are not reflective of the Company's

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


4. ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED)

obligations under this agreement because the Company is only obligated to pay the net amount of interest rate differential between the fixed and variable LIBOR rates in the contracts. The fair value of the outstanding contract, which represents the estimated amount that the bank would receive or pay to terminate the swap agreements at the reporting date taking into account current interest rates and the current creditworthiness of the swap counterparties, was a net payable position of approximately $921,000 at December 31, 2002. The offset of this payable is recorded in other comprehensive loss. The financial institution has asserted that this obligation is fully secured by the Company's assets.

5. RECAPITALIZATION

Holdings entered into a recapitalization agreement in 1998 (the Recapitalization Agreement) with its existing stockholders (the Stockholders), Seaver Kent-TPG Partners, L.P. and Seaver Kent I Parallel, L.P. (collectively, the Sponsors), that provided for the recapitalization of Holdings. Pursuant to the Recapitalization Agreement, the Sponsors and other investors purchased from Holdings, for an aggregate purchase price of $47,000,000, shares of pay-in-kind preferred stock of Holdings (Holdings Preferred Stock), together with warrants (the Warrants) to purchase shares of common stock of Holdings (Holdings Common Stock). The shares of Holdings Common Stock issuable upon the full exercise of the Warrants would represent 77.5% of the outstanding shares of Holdings Common Stock after giving effect to such issuance. In addition, Holdings purchased (the Equity Repurchase) for $211,421,000, subject to certain working capital adjustments, from the Stockholders all outstanding shares of Holdings' capital stock other than shares (the Retained Shares) of Holdings Common Stock having an implied value (based solely on the per share price to be paid in the Equity Repurchase) of $15,000,000 (the Implied Value), which will continue to be held by certain of the Stockholders. The Retained Shares represent 22.5% of the outstanding shares of Holdings Common Stock after giving effect to the full exercise of the Warrants. Holdings, the Sponsors, and the holders of the Retained Shares also entered into a stockholders' agreement pursuant to which, among other things, the Sponsors have the ability to direct the voting of outstanding shares of Holdings Common Stock in proportion to their ownership of such shares as if the Warrants were exercised in full. Accordingly, the Sponsors have voting control of Holdings.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


5. RECAPITALIZATION (CONTINUED)

In connection with the Recapitalization, Holdings organized Operating Corp., and immediately prior to the consummation of the Recapitalization, Holdings transferred substantially all of its assets and liabilities to Operating Corp. Holdings' future operations are limited to owning the stock of Operating Corp. Operating Corp. repaid substantially all of the Company's funded debt obligations existing immediately before the consummation of the Recapitalization in the amount of $51,834,000 (the Debt Retirement).

Funding requirements of the Recapitalization were $296,470,000 (including the Implied Value of the Retained Shares) and were satisfied through the Retained Shares and the following: (i) the purchase by the Sponsors and other investors of Holdings Preferred Stock and the Warrants for $47,000,000 ($45,783,000 in cash and $1,217,000 in officer notes receivables); (ii) $45,105,000 of gross proceeds from the offering of 12.875% senior discount debentures (the Debentures); (iii) $80,000,000 of borrowings under senior secured term loan facilities (the Term Loan Facilities) provided by a syndicate of lenders (collectively, the Banks); (iv) $10,582,000 of borrowings under a senior secured revolving credit facility (the Revolving Credit Facility, together with the Term Loan Facilities, and the Bank Facilities) with availability of up to $25,000,000 provided by the Banks; and (v) $100,000,000 of gross proceeds from the sale by Operating Corp. of 10.125% senior subordinated notes (the Notes).

The Equity Repurchase, the Debentures, the Debt Retirement, the issuance and sale by Holdings of Holdings Preferred Stock and the Warrants, the borrowing by Operating Corp. of funds under the Bank Facilities and the issuance and sale by Operating Corp. of the Notes are collectively referred to herein as the Recapitalization. The Recapitalization was accounted for as a Recapitalization transaction for accounting purposes.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


6. DEBT

Debt consisted of the following as of December 31, 2002 (in thousands):

   Revolving line of credit, interest at prime (4.25% as of
     December 31, 2002) plus 4.5%                                                             $  11,800
   Term loan facility, interest at prime (4.25% as of
     December 31, 2002) plus 4.5%                                                                48,625
   Term loan facility, interest at prime (4.25% as of
     December 31, 2002) plus 5.0%                                                                23,625
   Senior subordinated notes, interest at 10.125%, due 2008                                     100,000
   Senior discount debentures, interest at 12.875%, due 2009                                     39,000
   Convertible debt, interest at 12.875%, due 2009                                               10,786
   Less discount                                                                                 (8,210)
                                                                                        -------------------
   Total debt                                                                                   225,626
   Less debt subject to compromise                                                              141,576
                                                                                        -------------------
                                                                                              $  84,050
                                                                                        ===================

Concurrent with the Filing, the Company negotiated a new credit facility referred to as the DIP Agreement with its existing bank group, with Wells Fargo Bank, National Association as the agent bank. The Agreement was approved by the Bankruptcy Court. The DIP Agreement provides for an $8,200,000 revolving credit line and also converted the prepetition previous revolving line of credit and the term loan facilities into the DIP Agreement. On April 30, 2002, the DIP Agreement matured by its terms and all obligations under the DIP Agreement became immediately due and payable. The Company was able to obtain forbearance agreements that have been effectively extended through the effective date of the Plan of Reorganization. As of December 31, 2002, the Company has not borrowed additional amounts from the Agreement. The Company has paid all of the Agreement interest and fees as due monthly.

In April 1998, the Company completed offerings of $100,000,000 of 10.125% unsecured Notes and $84,000,000 of 12.875% unsecured Debentures with an original issue discount of $38,895,000. The net proceeds to the Company for the offering, after discounts, commissions, and other offering costs, were $138,400,000 and were used to repay all outstanding indebtedness and to repurchase common stock of the Company.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


6. DEBT (CONTINUED)

On April 26, 2000, certain stockholders made a $9,425,000, 12.875% bridge loan to the Company. The proceeds were used to retire $45,000,000 face value ($31,072,051 accreted value) senior discount debentures on April 27, 2000. This resulted in an extraordinary gain of $12,398,000, net of income taxes of $8,265,000. Effective June 2, 2000, the bridge loan, plus accrued interest, was exchanged for $9,549,000 of 12.875% unsecured convertible debt. Interest compounds semiannually on each April 15 and October 15. All accrued interest is due and payable on April 15, 2003 and payable semiannually on each October 15 and April 15 thereafter.

Revolving line of credit (revolver) data is as follows for the year ended December 31 (in thousands):

                                                                     2002
                                                              ------------------

   Revolver borrowings at year-end                                  $11,800
   Average daily revolver borrowings                                 11,149
   Highest total revolver borrowings                                 11,800

   Weighted average interest rates:
     Based on average daily borrowings                              8.31%

Deferred financing costs related to the prepetition debt subject to compromise of $3,636,000 were expensed effective with the debt becoming an allowed claim in 2001. Retained earnings as of December 31, 2001 have been restated to reflect this change.

For the year ended December 31, 2002, interest expense as recorded related to Holdings was $-0- and to Operating Corp. was $9,182,000. For the year ended December 31, 2002, contractual interest expense related to Holdings was $4,415,000 and to Operating Corp. was $20,857,000.

7. INCOME TAXES

The Company had no income tax provision for the year ended December 31, 2002 because of the existing net operating loss carryforwards.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


7. INCOME TAXES (CONTINUED)

A reconciliation from the federal statutory tax rate to the effective tax rate is as follows:

                                                                                               2002
                                                                                        -------------------

   Federal statutory tax rate                                                                  35 %
   State income taxes, net of federal effect                                                    5
   Valuation allowance                                                                        (40)
                                                                                        -------------------
   Effective income tax rate                                                                    - %
                                                                                        ===================

Components of deferred income taxes are as follows as of December 31 (in thousands):

                                                                                               2002
                                                                                        -------------------
   Current deferred tax assets (liabilities):
     Accrued interest                                                                        $ (6,510)
     Debt accretion                                                                            (3,699)
     Other                                                                                      2,304
                                                                                        -------------------
   Current deferred tax liability                                                              (7,905)

   Long-term deferred tax assets (liabilities):
     Net operating loss carryforward                                                           16,296
     Depreciation                                                                              (1,645)
     Other                                                                                      1,205
                                                                                        -------------------
   Long-term deferred tax asset                                                                15,856

   Net deferred tax asset                                                                       7,951
   Valuation allowance                                                                         (7,951)
                                                                                        -------------------
   Total net deferred tax asset                                                           $         -
                                                                                        ===================

As of December 31, 2002, the Company has net operating loss carryforwards of approximately $40,739,000 that expire through 2022. Future uses of these federal tax benefits are dependent upon the profitability of the Company. The future use of federal tax benefits are subject to limitation under Internal Revenue Code
Section 382 due to a change in control as defined by Internal Revenue Code
Section 382. The amount and availability of the net operating loss carryforwards are subject to challenge by the Internal

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


7. INCOME TAXES (CONTINUED)

Revenue Service, including the deductibility of certain interest expense related to prepetition debt and other issues related to the bankruptcy reorganization. The Company was notified on January 16, 2003 that the government is planning to review these items upon filing of the Company's 2003 income tax return. A valuation allowance is provided when it is more likely than not that a portion or all of the deferred tax assets will not be realized. The Company established a full valuation allowance as of December 31, 2002 for its net deferred tax assets due to the uncertainty related to their ultimate realization. The Company arrived at such a decision considering several factors, including, but not limited to, historical cumulative losses incurred by the Company and anticipated continued losses and uncertainty of resolution of income tax issues raised by the Justice Department as part of the bankruptcy filing.

8. EMPLOYEE BENEFITS

PENSION AND POSTRETIREMENT BENEFITS

The Company has two defined benefit pension plans to cover certain employees that were suspended as of October 1, 1994. Participants continue to vest in nonvested benefits existing at October 1, 1994. The Company will continue to pay accrued benefits and has no intention of terminating the plans. In addition, the Company provides certain postretirement health and life insurance benefits for all Operating Corp. bargaining unit employees who retire with ten or more years of service. The Company also provides certain postretirement life insurance benefits to eligible Forster employees who retire and have attained age 55 with 20 or more years of service. For postretirement benefits the Company has elected to recognize actuarial gains and losses during the year of the change.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


8. EMPLOYEE BENEFITS (CONTINUED)

The change in projected benefit obligation and plan assets consisted of the following for the year ended December 31, 2002 (in thousands):

                                                                                           POSTRETIREMENT
                                                                     PENSION BENEFITS         BENEFITS
                                                                   ----------------------------------------
   Changes in benefit obligation:
     Projected benefit obligation, beginning of year                       $5,688              $1,475
     Service cost                                                               -                  44
     Interest cost                                                            395                 128
     Actuarial loss (gain)                                                   (355)                296
     Benefits paid                                                           (551)                (78)
                                                                   ----------------------------------------
   Projected benefit obligation, end of year                               $5,177              $1,865
                                                                   ========================================

   Changes in plan assets:
     Fair value of plan assets, beginning of year                          $5,321           $       -
     Actual return on plan assets                                            (459)                  -
     Employer contributions                                                     5                  78
     Other expenses                                                           (48)                  -
     Benefits paid                                                           (551)                (78)
                                                                   ----------------------------------------
   Fair value of plan assets, end of year                                  $4,268           $       -
                                                                   ========================================

The funded status of the Company's plans were as follows as of December 31, 2002 (in thousands):

                                                                                           POSTRETIREMENT
                                                                     PENSION BENEFITS         BENEFITS
                                                                   ----------------------------------------

   Funded status                                                          $  (909)            $(1,865)
   Unrecognized actuarial loss                                              1,038                   -
   Unrecognized prior service cost                                            (51)                  -
                                                                   ----------------------------------------
   Prepaid benefit cost                                                  $     78             $(1,865)
                                                                   ========================================

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


8. EMPLOYEE BENEFITS (CONTINUED)

The following weighted average assumptions were used to account for the plans for the year ended December 31, 2002:

                                                                         PENSION         POSTRETIREMENT
                                                                         BENEFITS           BENEFITS
                                                                   ----------------------------------------

   Discount rate                                                       6.75%-7.30%          6.5%-7.0%
   Expected return on plan assets                                      7.00%-7.30%             N/A
   Rate of compensation increase                                           N/A                 4.5

The components of net benefit expense (income) are as follows for the year ended December 31, 2002 (in thousands):

                                                                         PENSION         POSTRETIREMENT
                                                                         BENEFITS           BENEFITS
                                                                   ----------------------------------------

   Service cost                                                           $    -               $  44
   Interest cost                                                             395                 127
   Expected return on plan assets                                           (368)                  -
   Amortization of prior service cost                                         29                   -
   Recognized actuarial gain                                                  55                 305
                                                                   ----------------------------------------
   Net benefit expense                                                      $111                $476
                                                                   ========================================

The Company recorded a minimum pension liability of $987,000, of which $52,000 was recorded as an intangible asset and $935,000 as other comprehensive loss in stockholders' deficit.

Retained earnings as of December 31, 2001, have been restated to reflect the recording of a minimum pension liability of $366,000 at that date.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


8. EMPLOYEE BENEFITS (CONTINUED)

DEFINED CONTRIBUTION PLANS

The Company has a 401(k) savings and profit-sharing plan for certain nonunion employees. The plan is a qualified defined contribution plan in accordance with
Section 401(k) of the Internal Revenue Code. The Company's policy is to match 50% of employee contributions up to a maximum of 3% of compensation. Additionally, the Company makes discretionary profit-sharing contributions that are determined by the Board of Directors. The Company also has a defined contribution retirement plan for certain union employees. The Company makes contributions to the plan based on hours worked. The Company also matches 50% of the first 4% of the union employees' 401(k) deferral. Total expense related to the plans was $762,000.

KEY EMPLOYEE RETENTION PROGRAM

During 2001, the Company established the Key Employee Retention Program (KERP) to ensure that the key employees remain with the Company to help facilitate its restructuring of the Company. The first three payments were paid in 2001 upon the approval by the Bankruptcy Court. The final payment for performance and retention, of approximately $1,016,000, was paid upon either the confirmation or effective date of the Plan.

9. REDEEMABLE CUMULATIVE PREFERRED STOCK AND WARRANTS

Pursuant to the Recapitalization, the Company issued the Holdings Preferred Stock and the Warrants (see Note 5). The Warrants are exercisable at $0.01 per share of common stock and expire in April 2008. The Holdings Preferred Stock ranks senior to all classes of common stock of the Company and is entitled to receive cash dividends equal to 12% of the liquidation preference per annum of $1,000 per share ($47,000,000 as of December 31, 2002), plus all unpaid dividends until the mandatory redemption date of October 15, 2009. The Company has the option at any time to redeem the Holdings Preferred Stock at a price equal to the liquidation preference, plus all unpaid dividends. No dividends have been declared as of December 31, 2002.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


9. REDEEMABLE CUMULATIVE PREFERRED STOCK AND WARRANTS (CONTINUED)

The net proceeds from the issuance of the Holdings Preferred Stock and the Warrants were allocated based on the relative fair values of the securities issued. The value assigned to the Warrants of $12,320,000, less issuance costs of $326,000, has been reflected as a discount to the Holdings Preferred Stock, which was accreted to its mandatory redemption value using the effective interest method (15% effective yield) up to the Filing Date. The Warrant Agreement allows the warrant holder to require the Warrants to be purchased by the Company at fair value if certain conditions set forth in the Warrant Agreement exist.

During 1998, 417,382 shares of Holdings Common Stock were issued in connection with the exercise of the Warrants and 10,582 Warrants were repurchased by Holdings. During 1999, 52,436 Warrants were repurchased by Holdings. During 2000, 10,582 Warrants were repurchased by Holdings. No Warrants were repurchased by Holdings during 2001 or 2002. As of December 31, 2002, 3,205,528 Warrants remained outstanding.

10. COMMITMENTS AND CONTINGENCIES

MANAGEMENT AND TRANSACTION ADVISORY AGREEMENTS

In connection with the Recapitalization, the Company entered into a ten-year agreement (the Management Advisory Agreement) with Seaver Kent & Company, LLC (Seaver Kent), pursuant to which Seaver Kent is entitled to receive from the Company an annual fee for management advisory services equal to the greater of $200,000 or 0.05% of the budgeted consolidated net sales of the Company. In addition, the Company agreed to indemnify Seaver Kent, its affiliates and shareholders, and their respective directors, officers, agents, employees, and affiliates, from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses, and costs, including fees and expenses, arising out of or in connection with the services rendered by Seaver Kent thereunder. The Management Advisory Agreement makes available the resources of Seaver Kent concerning a variety of financial and operational matters. The services to be provided by Seaver Kent cannot otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. The Company and Seaver Kent verbally agreed to end this agreement during 2002 due to the bankruptcy. Total expense related to the agreement was $70,000 for the year ended December 31, 2002.

                  Diamond Brands Incorporated and Subsidiaries
                             (Debtor-in-Possession)

             Notes to Consolidated Financial Statements (continued)


10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION

The Company is subject to asserted and unasserted claims encountered in the normal course of business. In the opinion of management and its legal counsel, disposition of these matters will not have a material effect on the Company's financial condition or results of operations.

OPERATING LEASES

The Company leases office space and equipment with various expiration dates through 2005. Total rent expense was approximately $944,000 in 2002. Future minimum payments for all operating leases with initial or remaining terms of one year or more subsequent to December 31, 2002 are as follows (in thousands):

 2003                                                              $   852
 2004                                                                  132
 2005                                                                   51
 2006                                                                    6
 2007                                                                    4
                                                             -------------------
                                                                    $1,045
                                                             ===================

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information as of and for the year ended December 31, 2002 has been derived from our audited consolidated financial statements as of such date and for such period and gives pro forma effect to (collectively, the "Transactions"):

         o the April 2002 acquisition (the "Tilia Acquisition") of substantially all of the assets of Tilia International, Inc. and its subsidiaries including the related refinancing of our senior credit facility and the offering of 9 3/4% senior subordinated notes;

         o the February 2003 acquisition of substantially all of the assets of Diamond Brands International, Inc. and its subsidiaries (the "Diamond Acquisition") including the related financing.

The unaudited pro forma financial information is not necessarily indicative of our results of operations or financial position had the events reflected herein actually been consummated at the assumed dates, nor is it necessarily indicative of our results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with the Jarden consolidated financial statements with the related notes incorporated by reference herein and the Diamond consolidated financial statements with the related notes included herein.

The pro forma adjustments related to the purchase price allocation and financing of the Diamond Acquisition are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation and financing of the Diamond Acquisition may have a significant impact on the unaudited pro forma information.

JARDEN CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET
DECEMBER 31, 2002
(In thousands)


                                                                                               DIAMOND
                                                                                             ACQUISITION
                                                         JARDEN             DIAMOND           PRO FORMA             PRO FORMA
                                                      AS REPORTED         AS REPORTED        ADJUSTMENTS             COMBINED
                                                    -----------------   ---------------   -----------------      --------------
ASSETS
Current assets
  Cash and cash equivalents                         $      56,779       $      19,060               (73,500)(a)  $        2,339
  Accounts receivable, net                                 40,470              12,087                                    52,557
  Inventories, net                                         59,463              11,892                                    71,355
  Deferred taxes on income                                 10,312                   -                                    10,312
  Other current assets                                      5,706               2,017                (1,001)(b)           6,722
                                                    -----------------   ---------------   -----------------      --------------
    Total current assets                                  172,730              45,056               (74,501)            143,285
                                                    -----------------   ---------------   -----------------      --------------

Property, plant and equipment, net                         45,237              17,211                10,000 (c)          72,448
Intangibles, net                                          134,060              22,941               (22,941)(d)         183,755
                                                                                                     49,695 (e)
Other assets                                               14,738               1,142                (1,012)(f)          14,868
                                                    -----------------   ---------------   -----------------      --------------
Total assets                                        $     366,765       $      86,350     $         (38,759)     $      414,356
                                                    =================   ===============   =================      ==============

LIABILITIES AND EQUITY
Current liabilities
  Short-term and current portion of long-term debt $       16,117       $      84,050               (84,050)(g)  $       33,841
                                                                                                     17,724 (h)
  Accounts payable                                         18,466               3,768                  (500)(i)          21,734
  Other current liabilities                                36,590               9,655                  (921)(j)          45,324
                                                    -----------------   ---------------   -----------------      --------------
      Total current liabilities                            71,173              97,473               (67,747)            100,899
                                                    -----------------   ---------------   -----------------      --------------

Noncurrent liabilities
  Long-term debt                                          200,838                                    10,000 (k)         210,838
  Deferred taxes on income                                  6,377                                                         6,377
  Liabilities subject to compromise                                           148,310              (148,310)(l)               -
  Other noncurrent liabilities                             11,613               1,865                                    13,478
                                                    -----------------   ---------------   -----------------       -------------
    Total noncurrent liabilities                          218,828             150,175              (138,310)            230,693

Redeemable preferred stock
Equity                                                                         51,111               (51,111)(m)               -
                                                           76,764            (212,409)              212,409 (n)          82,764
                                                                                                      6,000 (o)
                                                    -----------------   ---------------   -----------------      --------------
Total liabilities and equity                        $     366,765       $      86,350     $         (38,759)     $      414,356
                                                    =================   ===============   =================      ==============

JARDEN CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002                                       UNAUDITED TILIA       TILIA
(In thousands except per share amounts)                             3 MONTHS ENDED    ACQUISITION
                                                      JARDEN          03/31/2002       PRO FORMA          DIAMOND
                                                  AS REPORTED (1)  AS REPORTED (2)  ADJUSTMENTS (3)     AS REPORTED
                                                ----------------- ----------------  ----------------    -----------
Net sales                                       $         368,199 $         38,525                      $   101,604
Costs and expenses
 Cost of sales                                            216,629           19,343                           72,163
 Selling, general and administrative expenses              86,461           13,468               172 (p)     10,033
 Reorganization costs (4)                                                                                     4,565
                                                ----------------- ----------------  ----------------    -----------
Income before interest and taxes                           65,109            5,714              (172)        14,843
Interest expense, net                                      12,611              (52)           (1,232)(q)      9,182
                                                                                               4,344 (r)
                                                                                                 225 (s)
                                                ----------------- ----------------  ----------------    -----------
Income (loss) before taxes                                 52,498            5,766            (3,509)         5,661
Income tax provision (benefit)                             16,189            1,801              (916)(t)
                                                ----------------- ----------------  ----------------    -----------
Net income (loss)                               $          36,309 $          3,965   $        (2,593)   $     5,661
                                                ================= ================  ================    ===========

Basic earnings (loss) per share                 $           2.60
Diluted earnings (loss) per share               $           2.52
Weighted average shares outstanding:
    Basic                                                 13,940
    Diluted                                               14,392




                                                   DIAMOND
                                                 ACQUISITION
                                                   PRO FORMA       PRO FORMA
                                                  ADJUSTMENTS      COMBINED
                                                -------------    -------------
Net sales                                                        $    508,328
Costs and expenses
 Cost of sales                                         1,429 (u)      309,564
 Selling, general and administrative expenses                         110,134
 Reorganization costs (4)                                               4,565
                                                -------------    -------------
Income before interest and taxes                      (1,429)          84,065
Interest expense, net                                 (9,182)(v)       17,895
                                                        1,525(w)
                                                          474(x)
                                                -------------    -------------
Income (loss) before taxes                              5,754          66,170
Income tax provision (benefit)                          4,475(t)       21,549
                                                -------------    -------------
Net income (loss)                               $       1,279    $     44,621
                                                =============    =============

Basic earnings (loss) per share                                  $       3.15
Diluted earnings (loss) per share                                $       3.05
Weighted average shares outstanding:
    Basic                                                 222(y)       14,162
    Diluted                                               222(y)       14,614



(1) Amounts in the Jarden column represent Jarden's actual results for the year ended December 31, 2002, which include Tilia from April 1, 2002 and include the net release of a $4.4 million tax valuation allowance. Without the release, Jarden's 2002 effective tax rate would have been 39.2%.
(2) Amounts in the Tilia column represent Tilia's actual results for the three months ended March 31, 2002, which are not included in Jarden's reported results.
(3) Amounts in the Tilia Acquisition Pro Forma Adjustments column represent adjustments related to the Tilia acquisition for the three months ended March 31, 2002, the period for which Tilia was not included in Jarden's reported results.
(4) On May 22, 2001, Diamond filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Accordingly, its expenses related to the bankruptcy are included in "Reorganization Costs."

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

Balance sheet adjustments:

     (a) Adjustment to reflect the use of cash on hand to fund a portion of the purchase price and expenses of the Diamond Acquisition. Amount is calculated as follows:

      Sources of cash:
      Deposit paid into escrow by Jarden in November 2001 plus interest (see note (b))
                                                                                                         $ 1,001
      Proceeds from Jarden's senior credit facility (see notes (h) and (k))                               27,724
                                                                                          -----------------------
             Total sources of cash                                                                      $ 28,725
                                                                                          -----------------------

      Uses of cash:
      Cash paid to the  Debtors  including  Jarden's  portion of  administrative  claims
         ($850) and cure amounts ($12), net of real estate tax credit received ($33)                      13,779
      Repayment of Diamond's  senior  facility  plus fees and interest of  approximately
         $85 (see note (g))                                                                               84,135
      Termination of Diamond's  interest rate swap  agreement  ($925) plus related legal
         fees of approximately $186                                                                        1,111
      Payment of acquisition related expenses                                                              3,200
                                                                                          -----------------------
             Total uses of cash                                                                        $ 102,225
                                                                                          -----------------------

                                                                                          -----------------------
                         NET USE OF CASH ON HAND TO FUND TRANSACTIONS                                   $ 73,500
                                                                                          -----------------------

(b) Adjustment to reflect the use of Jarden's escrowed deposit plus interest to fund a portion of the purchase price of Diamond.

(c) Adjustment to reflect the estimated fair value of Diamond's manufacturing related machinery and equipment.

(d) Adjustment to reflect the write off of Diamond's existing goodwill.

(e) Adjustment to reflect the estimated fair value of intangible assets (trademarks and goodwill) to be recorded with the Diamond Acquisition.

(f) Adjustment to reflect the elimination of deferred financing costs related to debt which Jarden did not assume in the Diamond Acquisition.

(g) Adjustment to reflect the repayment of the principal amount of Diamond's DIP facility. See note (a)

(h) Adjustment to reflect the borrowings on Jarden's revolving credit facility to fund a portion of the cash purchase price. See note (a).

(i) Adjustment to reflect the elimination of bankruptcy related administrative claims included in accounts payable for which Jarden is not assuming the liability.

(j) Adjustment to reflect the elimination of the recorded liability for the interest rate swap agreement, which was terminated in conjunction with the Diamond Acquisition.

(k) Adjustment to reflect the issuance of additional term debt on Jarden's senior credit facility to fund a portion of the cash purchase price of the Diamond Acquisition. See note (a).

(l) Adjustment to reflect the elimination of Diamond's liabilities subject to compromise, none of which Jarden is assuming in the Diamond Acquisition.

(m) Adjustment to reflect the elimination of Diamond's redeemable preferred stock for which Jarden did not assume the liability.

(n) Adjustment to reflect the elimination of the existing stockholders' deficit of Diamond.

(o) Adjustment to reflect the issuance of stock to satisfy the Additional Consideration portion of the purchase price for the Diamond Acquisition.

Statements of operations adjustments:

(p) Adjustment to reflect the amortization of estimated identifiable intangible assets recorded with the Tilia Acquisition.

(q) Adjustment to reflect the elimination of Jarden's historical interest expense, prior to the Tilia Acquisition.

(r) Adjustment to reflect pro forma interest expense relating to:

    (i.) the new senior credit facility issued in conjunction with the Tilia Acquisition at 5%, based upon Jarden's effective borrowing rate on its senior credit facilities for first quarter 2002;

    (ii.) the interest bearing subordinated seller note issued in conjunction with the Tilia Acquisition at 5% based upon Jarden's effective borrowing rate on its senior credit facilities for first quarter 2002; and

    (iii.) the 9 3/4% Senior Subordinated Notes due 2012 issued in conjunction with the Tilia Acquisition.

    The annualized effect of a 1/8% change in interest rates would be $81 per year.

(s) Adjustment to reflect amortization of debt issue costs for both the new senior credit facility and the Senior Subordinated Notes due 2012 issued in conjunction with the Tilia Acquisition.

(t) Adjustment to reflect an effective tax rate of 39.2% on the pre tax results of the acquired business and related adjustments based on Jarden's 2002 effective tax rate.

(u) Adjustment to reflect depreciation expense on the estimated step up in valuation of manufacturing related machinery and equipment amortized over an estimated useful life of 7 years. See note (c).

(v) Adjustment to reflect the elimination of Diamond's historical interest expense.

(w) Adjustment to reflect interest expense on the drawdown of the Company's revolving credit facility and issuance of term debt in order to fund a portion of the cash purchase price of Diamond Acquisition at 5.5% based upon Jarden's effective borrowing rate for 2002 on its senior credit facility. The effect of a 1/8% change in interest rates would be $35 per year.

(x) Adjustment to reflect the elimination of Jarden's interest income related to cash on hand used to fund a portion of the cash purchase price.

(y) Adjustment to reflect the issuance of shares to satisfy the Additional Consideration for the Diamond Acquisition.